UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2021

VETANOVA, INC.

(Name of registrant as specified in its charter)

Nevada	000-51068	85-1736272
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

335 A Josephine St.

Denver, CO 80206

Address of principal executive offices

(303) 248-6883

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

ITEM 8.01 Other Events

On December 10, 2021, the Colorado Securities Commission (the “Commission”) filed a Complaint in the District Court for the City and County of Denver against Two Rivers Water & Farming Company, TR Capital, Partners, LLC, GrowCo, Inc., VitaNova Partners, LLC, John McKowen, along with other entities and individuals (together the “Defendants”).

Mr. McKowen believes that many allegations in the Complaint filed by the Commission are very similar to the allegations in a class-action lawsuit filed by John Paulson in the U.S. Colorado District Court against Two Rivers Water & Farming Company, John R. McKowen et. al.

The Commission Complaint alleges that there was a misuse of a large portion of $19,000,000 in capital raised by GrowCo, Inc; that the Defendants named in the Complaint sold securities which were not registered or exempt from registration, under the Colorado Securities Act; and that the Defendants made untrue written and oral statements of material fact and/or omitted material facts to persons who purchased securities from the Defendants named in the Complaint.

Mr. McKowen and the entities affiliated with the Company were served with a copy of the Complaint on December 13, 2021, and are in the process of hiring SEC litigation counsel and reviewing the Complaint. Mr. McKowen believes the allegations by the Commission of misuse of a large portion of the $19,000,000 raised by GrowCo Inc. are true and occurred after May 25, 2016, when Mr. McKowen resigned from the board of Two Rivers Water & Farming Company, GrowCo, Inc and each of their subsidiaries.

Mr. McKowen believes the other allegations in the Complaint are unfounded. Mr. McKowen, GrowCo, Inc. and VitaNova Partners, LLC will collectively and vigorously defend themselves in those matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 16, 2021

VETANOVA, INC.

	By:	/s/ John McKowen
John McKowen, Chief Executive Officer